Exhibit 99

Public Service Enterprise Group 80 Park Plaza Newark, NJ 07102

Media Relations:	Investor Relations:
(973) 430-7734 DL-ENT-pseg.communications@pseg.com	(973) 430-6565 PSEG-IR-GeneralInquiry@pseg.com

PSEG Elects Geisha J. Williams to Board of Directors

(NEWARK, N.J. – Jan. 21, 2026) Public Service Enterprise Group Incorporated (PSEG) today announced that Geisha J. Williams has been elected to its Board of Directors, effective March 1, 2026.

Williams has over 35 years of energy industry experience. She served as chief executive officer and president of PG&E Corporation from March 2017 to January 2019, overseeing one of the largest dual electric and gas utilities in the United States. In that role, she drove the company’s overall strategy and operations. Prior to joining PG&E, Williams worked for over two decades at Florida Power and Light where she held a wide variety of positions culminating in her role as vice president, Power Systems—Distribution.

“Geisha’s record of strategic leadership and operational expertise will be a tremendous asset to our board,” said PSEG Chair, President and CEO Ralph LaRossa. “Her deep knowledge of the industry will be invaluable as we continue working to keep energy safe, efficient and affordable for our customers. Geisha also has roots in Union City, New Jersey, so she understands the communities we serve and the people who call them home.”

Demonstrating the Board’s and its Governance, Nominating and Sustainability Committee’s continued belief in having a balanced mix of Director tenure and experience, Williams is the fifth new independent director elected to the PSEG Board of Directors since April 2022.

Williams serves as a member of the Supervisory Board for Siemens Energy, an independent director for the Artera Services Board of Directors, chair of the Board of Directors of Osmose Utilities Services, and as an independent director of the Meritage Homes Board of Directors. She holds a Bachelor of Science in industrial engineering from the University of Miami and a Master of Business Administration from Nova Southeastern University.

About PSEG

Public Service Enterprise Group (PSEG) (NYSE: PEG) is a predominantly regulated infrastructure company operating New Jersey’s largest transmission and distribution utility, serving approximately 2.4 million electric and 1.9 million natural gas customers. PSEG also owns an independent fleet of 3,758 MW of carbon-free, baseload nuclear power generating units in NJ and PA. Guided by its Powering Progress vision, PSEG aims to power a future where people use less energy, and it’s cleaner, safer and delivered more reliably than ever. PSEG is a member of the S&P 500 Index and has been named to the Dow Jones Sustainability North America Index for 17 consecutive years. PSEG’s businesses include Public Service Electric and Gas Co. (PSE&G), PSEG Power and PSEG Long Island (https://corporate.pseg.com).

Forward-Looking Statements

The statements contained in this press release that are not purely historical are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such statements are based on management’s beliefs as well as assumptions made by and information currently available to management. Factors that may cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are discussed in our Annual Report on Form 10-K and subsequent reports on Form 10-Q and Form 8-K filed with the Securities and Exchange Commission (SEC), and available on our website: https://investor.pseg.com. All of the forward-looking statements made in this press release are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by management will be realized or even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition, results of operations or cash flows. Readers are cautioned not to place undue reliance on these forward-looking statements in making any investment decision. Forward-looking statements made in this press release apply only as of the date hereof. While we may elect to update forward-looking statements from time to time, we specifically disclaim any obligation to do so, even in light of new information or future events, unless otherwise required by applicable securities laws.

From time to time, PSEG and PSE&G release important information via postings on their corporate Investor Relations website at https://investor.pseg.com. Investors and other interested parties are encouraged to visit the Investor Relations website to review new postings. You can sign up for automatic email alerts regarding new postings at the bottom of the webpage at https://investor.pseg.com or by navigating to the Email Alerts webpage here. The information on https://investor.pseg.com and https://investor.pseg.com/resources/email-alerts/default.aspx is not incorporated herein and is not part of this press release or the Form 8-K to which it is an exhibit.

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